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May 12, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

We have read Item 4 of Form 8-K dated May 3, 2000 of The Ohio Art Company and are in agreement with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                                       /s/ Ernst & Young LLP


                                                       Ernst & Young LLP








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